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                              INVESTMENT AGREEMENT


INVESTMENT AGREEMENT dated July 30, 1998 ("AGREEMENT") by and between PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP, a Connecticut limited partnership with offices at 651 Day Hill Road, Windsor, Connecticut 06095 ("PIONEER VENTURES"), AND NEUROCORP, LTD., a Nevada corporation with offices at 150 White Plains Road, Tarrytown, New York 10591 (the "COMPANY").

         WHEREAS, the Company desires to obtain funds to finance its operations and products, market certain development efforts, develop memory centers and engage in clinical research studies pertaining to the human brain and memory function.

         WHEREAS, Pioneer Ventures desires to provide funds to the Company for such purposes on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the investment to be made, mutual benefits to be derived hereby and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Pioneer Ventures agree as follows:

                      ARTICLE I. SALE AND TRANSFER OF STOCK

     1.1 SERIES C SENIOR CONVERTIBLE PREFERRED STOCK. (a) Upon the terms and subject to the conditions hereinafter set forth, at the various closings (as hereinafter defined and set forth), the Company shall issue, sell, transfer and deliver to Pioneer Ventures an aggregate of one million five hundred thousand (*1,500,000*) shares of the Company's Series C Senior Convertible Preferred Stock, $.001 par value (the "PREFERRED STOCK") at the Purchase Price set forth in Section 1.2 hereof; the Preferred Stock shall have the terms and be issued subject to the conditions as set forth herein and in the Series C Certificate of Designation to be filed and recorded with the Secretary of State of the State of Nevada upon the occurrence of the First Closing as set forth below. (b) At the first closing ("FIRST CLOSING") on July __ 1998, the Company shall issue, sell, transfer and deliver to Pioneer Ventures three hundred thirty-three thousand three hundred thirty-three (*333,333*) shares of Preferred Stock upon payment of the Purchase Price therefor and satisfaction of the conditions contemplated herein. (c) At the second closing ("SECOND CLOSING") which shall not occur prior to


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the hire and commencement of full time service of a chief executive officer which hiring shall be made by the reconstituted board of directors and shall be approved in writing by Pioneer Ventures (the "CEO-TO-BE-HIRED"), as well as completion of the Milestones for such closing set forth in Section 1.13 hereof, the Company shall issue, sell, transfer and deliver to Pioneer Ventures three hundred thirty-three thousand three hundred thirty-four (*333,334*) shares upon payment of the Purchase Price therefor and satisfaction of the conditions contemplated herein. (d) At one or more subsequent closings ("SUBSEQUENT CLOSINGS"), the Company shall issue, sell, transfer and deliver to Pioneer Ventures an additional eight hundred thirty-three thousand three hundred thirty-three (*833,333*) shares of Preferred Stock upon payment of the Purchase Price therefor and satisfaction of the conditions contemplated herein and upon the conditions to be determined in accordance herewith as well as completion of the Milestones for such closing set forth in Section 1.13 hereof. (e) At the First Closing, the Company shall reserve one million one hundred sixty-six thousand six hundred sixty-six (*1,166,666*) shares to be delivered in whole or in part at the Second Closing and at the Subsequent Closings. (f) Upon sale and issuance to Pioneer Ventures each share of Preferred Stock shall be free and clear of all manner of liens, pledges, encumbrances, charges and claims thereon. Certificates evidencing the Preferred Stock shall be delivered by the Company to Pioneer Ventures at the Closing. Such certificates shall also be accompanied by evidence satisfactory to Pioneer Ventures of the Company's payment of any applicable transfer and franchise taxes. Said stock will not be issued in a transaction registered with the U.S. Securities and Exchange Commission ("COMMISSION") and shall, therefore, be restricted from resale to the public. The Preferred Stock Certificate shall be in the form annexed hereto as EXHIBIT 1.1.

     1.2 PURCHASE PRICE AND PAYMENT AND TIMING. The Purchase Price for the Preferred Stock to be sold to Pioneer Ventures pursuant to this Investment Agreement shall be three ($3.00) dollars per share. Upon the occurrence and consummation of the First Closing, and in consideration therefor, Pioneer Ventures shall pay the Company at that Closing, in cash, by wire transfer or by check, the sum of one million ($1,000,000.00) dollars as full consideration for its subscription therefor; (b) upon the occurrence and consummation of the Second Closing, if it is so consummated, and in consideration therefor, Pioneer Ventures shall pay the Company at that Closing, in cash, by


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wire transfer or by check, the sum of one million ($1,000,000.00)
dollars as full consideration for its subscription therefor; and (c) upon the occurrence and consummation of all of the Subsequent Closings, if it is so consummated, and in consideration therefor, Pioneer Ventures shall pay the Company at that Closing, in cash, by wire transfer or by check, the sum of two million five hundred thousand ($2,500,000.00) dollars as full consideration for its subscription therefor. See Section 1.13 and Article VII for the requirements of each closing.

     1.3 CONVERTIBLE INTO COMMON. Each share of Preferred Stock shall be convertible at the option of the holder into one (1) share of the Common Stock of the Company, $.01 par value (the "COMMON STOCK") at any time and from time-to-time. The number of shares of Common Stock issuable upon conversion of the Preferred Stock will be subject to adjustment in certain circumstances upon any recapitalizations, including but not limited to stock splits, readjustments or reclassifications, to protect against dilution, as set forth in more detail in Section 1.7 hereof.

     1.4 CUMULATIVE DIVIDEND. Holders of the Preferred Stock shall also be entitled to an eight (8%) percent cumulative quarterly cash dividend, payable quarterly in arrears calculated on a 360-day year consisting of twelve 30-day months, and payable immediately out of the assets of the Company legally available therefor. The Preferred Stock dividend shall be paid before any dividend shall be set apart or paid on the Common Stock for such quarter. If less than the full preferential dividend is paid (as a partial payment or if no dividend is paid) to the holders of the Preferred Stock in any quarter, the unpaid amount shall accumulate and be added to the preferential dividends due in any subsequent quarter, in which case such unpaid amounts shall be paid first and the newly accrued dividends of the then current quarter, to the extent are unpaid, shall accumulate until paid. No dividends shall be paid to the holders of the Common Stock if any dividends are unpaid on the Preferred Stock. Upon Pioneer Ventures' consent the dividends may be paid, in whole or in part, by the issuance of additional shares of Series C Preferred Stock upon the same terms as cash dividends payable hereunder except at an interest rate of 13%. In addition, if there is a Dividend Arrearage an Additional Dividend shall be calculated using, as one factor, the Liquidation Preference.


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     1.5 LIQUIDATION. In cases of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of the Preferred Stock shall be entitled to receive a liquidation preference equal to ten (10) dollars per share (the "LIQUIDATION PREFERENCE") and subject to the adjustments as provided in this section, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock. Neither a consolidation or merger of the Company with another corporation nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company, provided that all accrued but unpaid dividends on the Preferred Stock will be due and paid upon the occurrence of such event or upon the public offering of the Company's securities.

     1.6 RESERVATION OF SHARES; SHARES TO BE FULLY PAID. As of the date hereof, the Company has reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, or out of shares of Common Stock held in its treasury, sufficient shares to provide for the conversion of the Preferred Stock. Before taking any action which would cause an adjustment reducing the conversion value below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Company shall promptly take all corporate action which may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted conversion price. The Company covenants that all shares of Common Stock which may be issued upon conversion of the Preferred Stock will upon issue be fully paid and nonassessable.

     1.7 ANTI-DILUTION RIGHTS. In order to allow the holders of the Preferred Stock to maintain their PRO RATA share of the Company's capital stock on a fully diluted basis, except as set forth in the next sentence of this
Section 1.7 and solely with respect to this Section 1.7, the holders of the Preferred Stock shall be entitled, as of right, to purchase or subscribe for PRO RATA any stock of the Company to be issued by reason of an increase of the authorized stock of the Company or the creation a new class of securities, and the issuance of such securities (collectively referred to as "NEW SECURITIES"). The anti-dilution rights set forth hereinabove shall not be applicable to (i) currently authorized but


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unissued securities of the Company, (ii) securities issued to employees, consultants or directors of the Company pursuant to any stock option plan or stock purchase or stock bonus arrangement approved by the Board of Directors, up to a maximum amount as provided in Section 6.5, (iii) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act, and (iv) securities issued pursuant to an acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company owns not less than fifty-one (51%) percent of the voting stock of such corporation.

     (a) NOTICE AND EXERCISE OF ANTI-DILUTION RIGHTS. In the event the Company proposes to issue New Securities, it shall give the holders of the Preferred Stock written notice of its intention, describing the type of New Securities, the price and general terms upon which the Company proposes to issue the same. In exercising such anti-dilutive rights, the holders of the Preferred Stock shall be given thirty (30) days from the receipt of such notice to agree to purchase or subscribe for such New Securities, at the same price and on the same terms, in the proportion that the number of shares of Common Stock that underlies the Preferred Stock, if converted, bears to the sum of (1) the total number of shares of Common Stock issued and outstanding and (2) the number of such underlying shares.

     (b) OVER-ALLOTMENT. The holders of the Preferred Stock shall have the right of over-allotment such that, in the event other holders having anti-dilutive rights fail to exercise such right to purchase all of the New Securities, the remaining holders of the Preferred Stock may purchase the non-purchasing holders' New Securities not so purchased, on a PRO RATA basis, based upon the respective fully diluted Common Stock ownership in the Company of each such remaining holder of Preferred Stock, within ten
     (10) days from the date the non-purchasing holders fail to exercise their rights hereunder. The holders of the Preferred Stock shall be required to commit in writing, at the time they exercise their anti-dilution rights, the maximum amount of over-allotment shares they agree to purchase, if any become available.

     1.8 PERCENTAGE OF FULLY DILUTED SHARES. The shares of Preferred Stock to be delivered


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by the Company to Pioneer Ventures as set forth above shall, if converted, constitute two and seventy-one thousandths (2.71%) percent of the fully diluted issued and outstanding Common Stock of the Company as of the Closing Date, as hereinafter defined. The term "FULLY DILUTED" as used in this Agreement shall mean the number of shares of the Common Stock of the Company to be outstanding upon the exercise or conversion of all warrants, options or other securities convertible into the Common Stock of the Company outstanding as of the Closing Date, including the Preferred Stock to be issued on the Closing Date.

     1.9 VOTING RIGHTS AND PROHIBITIVE COVENANTS. The Preferred Stock shall have full voting rights and shall be voted together with the Common Stock as one class, each share to entitle the holder thereof to the number of votes equal to the number of shares of Common Stock into which it is convertible on the appropriate record date. So long as any of the Preferred Stock is outstanding, the Company shall not without the affirmative vote or consent of the holders of a majority of all outstanding shares of the Preferred Stock voting separately as a class (i) amend, alter or repeal any provision of the Certificate of Incorporation or the bylaws of the Company so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock, (ii) authorize or issue any additional equity securities of the Company or any subsidiaries, however such consent shall not be unreasonably withheld, (iii) approve any merger, consolidation, compulsory share exchange or sale of assets to which the Company is a party, however such consent shall not be unreasonably withheld, (iv) repurchase or redeem any equity securities or pay dividends or other distributions on any equity securities, except as provided for the Preferred Stock, (v) liquidate, dissolve, recapitalize or reorganize the Company, (vi) guarantee indebtedness, directly or indirectly, of other persons, (vii) effect any fundamental changes in the nature of the Company's business, including but not limited to acquiring or investing in another business entity, and (viii) approve the sale or transfer of intangible or intellectual property, other than the issuance of licenses in the ordinary course of business.

     1.10     VOTING AGREEMENTS CONCERNING DIRECTORS.

     (a) GENERALLY. Effective immediately prior to or concurrently with the First Closing, two


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         (2) nominees of Pioneer Ventures, James M. Coady and Dr. Paul Lerman,
         shall each be elected a director of the Company for successive one-year terms. So long as Pioneer Ventures shall own any Preferred Stock or Common Stock, the Company shall nominate and include in the list of candidates for directors recommended by the Board of Directors, and use its best efforts to have elected two nominees of Pioneer Ventures. At or prior to the First Closing, the board of directors shall be reconstituted so that five (5) board members shall be elected, of which the Company's "CEO-to-be-hired" shall be entitled to one board seat, the Company shall be entitled to select nominees to two board seats, and Pioneer Ventures shall be entitled to select nominees to two board seats, all subject to Section 1.10(b) hereof. In furtherance of the foregoing, Turan M. Itil, Kurt Z. Itil, Eleonore Itil, I. Ronald Horowitz, Pierre Le Bars, Aileen Kunitz, Richard Katz, Emin Eralp, Joseph DioGuardi, and Yasmin Itil Le Bars, or any trustees (collectively "PRINCIPAL SHAREHOLDERS") holding the voting rights to their shares, shall simultaneously execute and deliver to Pioneer Ventures a Voting and Shareholders Agreement confirming the terms of Sections 1.10 and 6.4 hereof.

         (b) ADDITIONAL NOMINEES OF PIONEER VENTURES ON DEFAULT. In the event that the Company shall default in the due and punctual payment of any installment of the cumulative dividends on the Preferred Stock when and as the same shall become due and payable and such default shall continue for 30 days, in addition to the other remedies available to Pioneer Ventures, the Company shall nominate, and use its best efforts to have promptly elected or appointed such number of individuals as shall, when added to the two directors referred to in Section 1.10(a), be a sufficient number of nominees to the board which nominees are selected by Pioneer Ventures to constitute a majority of the total number of directors of the board of directors of the Company for so long thereafter as Pioneer Ventures shall own any Preferred Stock or Common Stock. To facilitate the foregoing, the Company has, concurrently with the execution hereof, amended its by-laws in a manner satisfactory to Pioneer Ventures. The Company hereby covenants it shall not change such amended provision of its by-laws without Pioneer Ventures' prior written consent. Failure to obtain such prior written consent to any such change shall constitute an additional Event of Default


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         under the Preferred Stock.

     1.11 TRANSFER AGENT. The Company agrees to engage and charge the transfer agent for the Common Stock as and with the duties of the transfer agent and registrar of the Class C Preferred Stock. However, should the Company desire, it may select Continental Stock Transfer Company as the transfer agent and registrar for the preferred stock.

     1.12 USE OF PROCEEDS.

A.       FIRST CLOSING

The proceeds from the First Closing shall be applied and used to:

(i) prepare, develop and open the "Signature Memory Center" in New York City and expend no more than $200,000 to accomplish such opening;

(ii) support the Company's operations in its contract research services currently conducted by its Subsidiary, HZI, and expend no more than $100,000;

(iii) pay certain accounts payable in accord with the approximately $509,200 July 15, 1998 combined accounts payable listing of the Company and its Subsidiaries, provided however, Dr. Jeffrey Blau or a representative of Ventures Management Partners LLC shall approve such payments before the payments are made, including the settlements required under Sections 7.10, 7.11 and 7.12;

(iv)     pay the costs of the Closing; and

(v)      add the balance to the Company's working capital.

B.       SECOND CLOSING
The proceeds of the Second Closing shall be used to:

(i) hire a Chief Financial Officer and re-engineer the financial systems; the maximum amount of proceeds from the Second Closing which may be allocated to this use is $30,000;

(ii) pursue and secure new contract research business; the maximum amount of proceeds from the Second Closing which may be allocated to this use is $30,000;

(iii) cover on-going marketing support/advertising to support and expand the patient base of the Signature Center; the maximum amount of proceeds from the Second Closing which may be allocated to this use is $40,000;


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(iv)     cover on-going operation expenses of NeuroCorp for the three months following the Second Closing; the maximum amount of proceeds from the Second Closing which may be allocated to this use is $300,000;

(v) additional monies to be applied as defined by NeuroCorp's business plan, which plan is to be developed by the new CEO and approved by PVALP.

C.       SUBSEQUENT CLOSINGS

The proceeds from the Subsequent Closings shall be applied and used as shall be defined in the Business Plan to be developed by the CEO-to-be-hired, which Business Plan is subject to approval by Pioneer Ventures. Pioneer Ventures may require modifications to the Business Plan.

1.13     CONDITIONS PRECEDENT TO CLOSING.

A.       FIRST CLOSING

In addition to the conditions precedent in Article VII, the conditions precedent which shall be required to be completed by the Company prior to Pioneer Ventures agreeing to consummate the First Closing are:

(a) the salary and wages of the Company on an annualized basis shall be reduced a MINIMUM of 20% as compared with the aggregate salary and wages paid or payable, on an annualized basis, at March 31, 1998. The calculation of the 20% salary and wage reduction shall be exclusive of reductions of tax obligations of the Company (E.G. FICA, Social Security, etc.), fringe benefits or perks afforded to employees (E.G. health insurance contribution obligations of the Company, automobile allowances, bonuses, expense allowances, ETC.), or other Company expenditures pertaining to employees; such calculation shall not include the salary of the CEO-to-be-hired. The Company shall document and certify such expense reduction prior to the Closing. The Company shall maintain such reduced payroll amounts until at least the Company shall become cash flow positive; such reductions shall not be deferred, accrued or paid subsequently. New employment contracts shall be entered into for the Company's key employees. Such contracts shall be acceptable to Pioneer Ventures in form and substance. All previously existing employment contracts shall be cancelled and voided prior to Closing without penalty, liability or giving rise to any early termination benefit or other claim whatsoever.

(b)      the Company shall be actively pursuing new research contracts.


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(c)      the Company shall become cash flow positive as soon as is practicable consistent with the Business Plan to be generated with the CEO-to-be-hired.

(d) the market price of the Company's Common Stock having a closing bid price of no less than $5.00 for a period of thirty (30) consecutive calendar days within five (5) calendar days of closing. AND

 (e) continuing compliance with and satisfaction of the terms and conditions of this Agreement, and the Voting and Shareholders Agreement by the Company and the Principal Shareholders.

B.       SECOND CLOSING

The conditions precedent which shall be required to be completed by the Company prior to Pioneer Ventures agreeing to consummate the Second Closing are:

(a) the hiring and commencement of full-time service of a CEO-to-be-hired, which CEO shall be acceptable to Pioneer Ventures.

(b) the Company shall document and certify its reduced payroll expenses prior to the First Closing, document and certify that the Company has maintained such reduced payroll levels since the First Closing and that such reductions have not been deferred, accrued or paid subsequently.

(c) the Company shall be in the process of securing new commitments for its contract research services and shall document its progress to the satisfaction of Pioneer Ventures.

(d) the Company shall have begun to implement new methods as to its financial viability with the specific purpose and intent to become cash flow positive as soon as is practicable.

(e) the market price of the Company's Common Stock shall have a closing bid price of no less than $5.00 for a period of thirty (30) consecutive calendar days within five (5) calendar days of closing.

(f) the Preferred Stock shall not be in default and all dividends due thereunder shall have been paid in full to Pioneer Ventures.

(g) Accounting expenses shall be reduced so that its independent auditor shall be paid an annualized rate of $25,000. Further, the Company is authorized to hire a financial controller and a bookkeeper at annual salaries of $75,000 and $55,000 respectively. All other material accounting or bookkeeping expenses shall be eliminated.

(h) such other terms and conditions required in good faith by the General Partner of Pioneer Ventures. And


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(i)      the performance of the conditions precedent set forth in Article VII hereof, and the continuing compliance with and satisfaction of the terms and conditions of this Agreement, and the Voting and Shareholders Agreement by the Company and the Principal Shareholders.



C.       SUBSEQUENT CLOSINGS

Pioneer Ventures shall invest, in its sole discretion, up to an additional two million five hundred thousand ($2,500,000) dollars provided that the Business Plan to be developed and written, as is then modified, is approved by Pioneer Ventures. The investment of the $2,500,000 shall be made in one or more increments where each increment shall be no less than $250,000 and shall be applied against specific milestones contained in the Business Plan. The Milestones which, at a minimum, shall be required to be completed prior to Pioneer Ventures agreeing to consummate the Subsequent Closing(s) are:

(a) the completion of a Business Plan prepared by the CEO-to-be-hired, and approved by the General Partner of Pioneer Ventures,

(b) the completion and full operation of the Signature Memory Center as defined in the Business Plan, and the completion and full operation of at least two (2) other memory centers as defined in the Business Plan,

(c) the Company shall have secured contracts for clinical research to generate gross revenues (excluding pass-through expenses) of $1,000,000 no later than December 31, 1998,

(d) the market price of the Company's Common Stock having a closing bid price of no less than $5.00 for a period of six (6) consecutive months within five (5) days of each subsequent closing.

(e) the Preferred Stock shall not be in default and all dividends due thereunder shall have been paid,

(f) the Company shall maintain the 20% reduced payroll amounts required under ss.1.13(a) hereof until at least the Company shall become cash flow positive for a minimum period of three (3) consecutive months; such reductions shall not be deferred, accrued or paid subsequently; all increases in salary or wages by more than five (5%) percent per employee or more than ten (10%) of total payroll shall be approved in writing by Pioneer Ventures prior to implementing such increase.


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(g)      Accounting expenses shall be maintained at the levels required by
         Section.1.13(g) No other material accounting or bookkeeping expenses shall be permitted without the prior approval of Pioneer Ventures. And

(h) such other terms and conditions required in good faith by the General Partner of Pioneer Ventures.

(i) if the Company is not cash flow positive after December 31, 1998 and fails to remain cash flow positive on a quarter-to-quarter to basis thereafter, Pioneer Ventures shall have the right to nominate a majority of the board of directors of the Company.

(j) the performance of the conditions precedent set forth in Article VII hereof, and the continuing compliance with and satisfaction of the terms and conditions of this Agreement, and the Voting and Shareholders Agreement by the Company and the Principal Shareholders.

D. INTERIM MILESTONES

(a) The milestones for the first 3 months following the hiring of the new CEO are:

     i) develop a Strategic Plan for the Company which plan shall be subject to approval by Pioneer Ventures;

     ii) develop a business plan for a minimum of one year (which plan shall be acceptable to Pioneer Ventures; and

     iii) define and develop the management team of the Company and support personnel, including responsibilities and expectations associated with each position.


                         ARTICLE II. REGISTRATION RIGHTS

     2.1 DEMAND REGISTRATION. The Company agrees that promptly upon the request of Pioneer Ventures or its assigns (the "HOLDERS"), for so long as such Holders in the aggregate, are holders of ten (10%) percent or more of the Preferred Stock or Common Stock ("INITIATING HOLDERS"), on one (1) occasion, shall, at the Company's sole cost and expense, use its best efforts to cause any or all of the Preferred Stock and/or the underlying securities issuable upon conversion of the Preferred Stock (collectively the "REGISTRABLE SECURITIES"), to be the subject of an appropriate Registration Statement, so as to enable the Initiating Holders to publicly offer without restriction such securities. Upon receipt of a written request by the Initiating Holders, the Company will


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promptly give written notice of the proposed registration to all other Holders and as soon as practicable, use its diligent best efforts to effect such registration with the Commission (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification filings under applicable state securities (blue sky) laws and appropriate compliance with applicable regulations issued under the 1933 Act). The Company shall file such registration statement pursuant to the Securities Act of 1933, as amended (the "1933 ACT") to register the Registrable Securities for resale. The Company shall use its best efforts to cause such registration statement to become and remain effective (including the taking of such steps as are reasonably necessary to obtain the removal of any stop order) on a timely basis.

     2.2 PIGGYBACK REGISTRATION. (a) So long as Pioneer Ventures or its assigns are the holders of Preferred Stock or Common Stock, if the Company shall register any of its securities for sale pursuant to any appropriate Registration Statement under the 1933 Act, the Company shall be required to offer the Holders the opportunity to register any or all the Registrable Securities, without cost to the Holders thereof. In connection with these piggy-back registration rights, the Company shall give all of the Holders of such securities notice by certified mail at least thirty (30) business days prior to the filing of such Registration Statement under the Act. The Holders shall then have twenty-five (25) days to elect to include all or a portion of its Registrable Securities for sale in the Registration Statement. (b) The registration requirement shall not apply to a Registration Statement filed by the Company pursuant to Form S-8 or S-4 with the sole and express purpose of registering shares for employees or for stock incentive plans, or any other inappropriate form. (c) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company will so advise the Holders. In such event, these registration rights shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter selected by the Company. In the event that the lead or managing underwriter in its good faith judgment determines that material adverse market factors require a limitation on the number of shares to be underwritten, the underwriter may limit


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the number of Registrable Securities. In such event, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated PRO RATA among all Holders and other participants in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration statement at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter, provided such notice is delivered within 60 days of full disclosure of such terms to such Holder, without thereby affecting the right of such Holder to participate in subsequent offerings hereunder.

     2.3 REGISTRATION COVENANTS. In the case of each registration effected by the Company pursuant to this Article II, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

     (i) Keep such registration effective for a minimum period of 270 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; PROVIDED, HOWEVER, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 270 day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (1) includes any Prospectus required by Section
     10(a)(3) of the Securities Act, or (2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (1) and (2) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

     (ii) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

     (iii) In connection with any underwritten offering, the Company and the Holders will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Registrable Securities, provided such agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

     2.4 BLUE SKY REGISTRATION. The Company will use its best efforts to register or qualify the Registrable Securities covered by any registration statement under the 1933 Act and under such securities or blue sky laws in such jurisdictions within the United States as Pioneer Ventures may reasonably request; PROVIDED, HOWEVER, that the Company reserves the right, in its sole discretion, not to register or qualify such shares of Common Stock in any jurisdiction in which such shares of Common Stock do not satisfy the requirements of such jurisdiction or in which the Company would be required to qualify as a foreign corporation to do business in such jurisdiction and is not so qualified therein. The Company covenants that notwithstanding the above, that it shall, at a minimum, register or qualify the Registrable Securities in the States of Connecticut and New York.

     2.5 DEREGISTRATION. In the event the Company has not sold all of the Registrable Securities included in the registration statement or prior to the expiration of the 270 day registration period under Section 2.3, Pioneer Ventures hereby agrees that the Company may deregister by post-effective amendment any Registrable Securities of Pioneer Ventures covered by the registration statement but not sold on or prior to such date. The Company agrees that it will notify Pioneer Ventures of the filing and effective date of each such post-effective amendment.

     2.6 RIGHT TO DELAY. The Company shall have the one-time right, after it shall have received written notice pursuant to Section 2.1, to elect not to file or to delay any such proposed registration statement by not more than 60 days, or to withdraw the same after the filing but prior to the effective date thereof; such withdrawal shall renew the Demand Registration rights under Section.2.1. In addition, the Company may delay the filing of any registration statement requested pursuant to Section 2.1 hereof by not more than 60 days if the Company, prior to the time it would otherwise have been required to file such registration statement, determines in good faith that the filing of the registration statement would require the disclosure of non-public material information that, in its judgment, would be detrimental to the Company if so disclosed or would otherwise adversely affect a financing, acquisition, disposition, merger or other material transaction.

     2.7 SELECTION OF UNDERWRITERS. If a Demand Registration pursuant to
Section 2.1 hereof involves an underwritten offering, both Pioneer Ventures and the Company shall have the right to approve the investment banker or investment bankers and manager or managers that will serve as the underwriter with respect to the underwritten offering, and such approval shall not be unreasonably withheld or delayed without a material reason stated in writing.

     2.8 PRINCIPAL SHAREHOLDERS. The Company will not file a registration statement on behalf of any Principal Shareholder (as that term is defined in the Voting and Shareholders Agreement between Pioneer Ventures and certain shareholders of the Company, dated the date hereof) as selling shareholders without the prior written approval of Pioneer Ventures, which approval shall not be unreasonably withheld.

     2.9 TRANSFERABILITY OF REGISTRATION RIGHTS. The registration rights described in Sections 2.1 and 2.2 are freely transferable by the holders of Registrable Securities to any person to whom such holder transfers its Registrable Securities.

     2.10 INDEMNIFICATION BY COMPANY RE REGISTRATION RIGHTS. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Article II, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering statement, notification or the like incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, PROVIDED THAT the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

     2.11 INDEMNIFICATION BY HOLDER. Each Holder will, if Registrable Securities or other securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors, and partners, and each person controlling such Holder, for a period of one year from the effective date of such registration statement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of securities sold pursuant to this Article II.

     2.12 NOTICE OF INDEMNITY AND DEFENSE. Each party entitled to indemnification under this Section (the "INDEMNIFIED PARTY") shall give notice to the party requiring to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnified Party of its obligations under this Article II. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                         ARTICLE III. CO-SALE PROVISIONS

     3.1 THIRD-PARTY OFFER AND NOTICE. Any voluntary or involuntary transfer of the capital stock of the Company by any Principal Shareholder will be subject to a participation right of co-sale by Pioneer Ventures or its assigns on a PRO RATA fully diluted basis. If any one or more of the Principal
Shareholders obtains from a third party ("THIRD PARTY PURCHASER") an offer to purchase any amount of their Shares, such Principal Shareholders shall submit a written notice (the "CO-SALE NOTICE") to Pioneer Ventures disclosing the amount of Shares proposed to be sold, the offered purchase price, the proposed closing date, and the total number of Shares owned by the Principal Shareholders.

     3.2 CO-SALE RIGHT OF PARTICIPATION. Upon receipt of a Co-Sale Notice from any Principal Shareholders, Pioneer Ventures or its assigns may elect to participate in such transaction and shall have the right to offer its securities, at the same price and on the same terms, on a fully diluted PRO RATA basis with the proposed selling shareholder(s) as set forth in the offer made by the Third Party Purchaser. Each participating selling party shall in turn be entitled to receive at the applicable closing the net proceeds of the sale allocable to the securities sold on behalf of each selling shareholder, after deduction of such selling shareholder's proportionate share of the reasonable expenses of the sale. These co-sale provisions will not apply to any sale of securities pursuant to a distribution to the public, whether pursuant to a registered public offering, Rule 144 or otherwise. If less than all of a shareholder's securities are being sold pursuant to this Article
III, the securities to be sold shall be determined on a PRO RATA fully diluted basis.

     3.3 NOTICE OF INTENT TO PARTICIPATE IN CO-SALE. If Pioneer Ventures wishes to participate in any sale under this Article III, then Pioneer Ventures shall notify the selling Principal Shareholders in writing of such intention as soon as practicable after such Pioneer Ventures' receipt of the Co-Sale Notice made pursuant to Section 3.1, and in any event within fifteen (15) days after the date of such Co-Sale Notice has been received. Such notification shall be delivered in person or by facsimile to the Principal Shareholders at the Company's offices.

            ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company makes the following representations and warranties to Pioneer Ventures each of which shall be deemed material, and Pioneer Ventures, in executing, delivering and consummating this Agreement, have relied and will rely upon the correctness and completeness of each of such representations and warranties:

     4.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has all corporate power necessary to engage in the lines of business in which it is presently engaged. The Company is not qualified to transact business as a foreign corporation in any jurisdiction; such lack of qualification shall not have a material adverse effect on the business and operations of the Company. The Company shall use its best efforts to apply and qualify in the State of New York immediately after the First Closing for such foreign corporation qualification.

     4.2 SUBSIDIARIES. The Company has no subsidiaries or affiliated entities, nor is it the subsidiary or affiliate of any other corporation or business entity EXCEPT for (a) Memory Centers of America, Inc., (b) HZI Research
Center, Inc., (c) Telemap, Inc. (collectively "SUBSIDIARIES"), (d) New York Institute for Medical Research, Inc., (e) Manhattan Westchester Medical Services, P.C. and (e) NeuroCare, Ltd. (collectively "AFFILIATES"). The Subsidiaries are all wholly owned by the Company. The ownership of the affiliates are as follows: ____________. The Subsidiaries and affiliates are corporations duly organized and validly existing and in good standing under the laws of the States of__________ and _________, respectively; are each duly qualified to transact business as foreign corporations and in good standing in the states of New York, ____________ being all states in which their respective activities require qualification and the failure to be so qualified would have a material adverse effect on the business and operations of the Company or its Subsidiaries or affiliates; and have all corporate power necessary to engage in the business in which they are presently engaged. The Subsidiaries are controlled by the Company, as such term is governed by Section 20(a) of the 1933 Act. For purposes of this section, the term "SUBSIDIARY" is defined to mean any corporation or other business entity, a majority of whose outstanding voting stock or ownership interests entitled to vote for the election of directors or such other governing body is, at the time, owned by the Company and/or one or more other subsidiaries. The term "AFFILIATE" is defined as that term is defined in the federal securities laws and the regulations of the Commission pursuant to those laws, excluding the term "individuals".

     4.3 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance by the Company of this Investment Agreement and all other documents and instruments contemplated hereby have been duly authorized by all requisite corporate action. A true, correct and valid copy of the Company's Board of Director's resolution(s) authorizing the transactions and securities to be issued hereunder has been delivered to Pioneer Ventures. Neither the execution and delivery of this Agreement nor compliance by the Company with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

     (a) violate or conflict with any provision of the Certificate of Incorporation or bylaws of the Company or its Subsidiaries or any contract to which the Company or any of its Subsidiaries is bound;

     (b) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any material agreement or other document or undertaking, oral or written to which the Company or any of its Subsidiaries is a party or by which it or its properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will be obtained, prior to the Closing);

     (c) result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument;

     (d) violate any judgment, order, injunction, decree or award against, or binding upon the Company or any of its Subsidiaries or affiliates or upon their properties or assets; or

     (e) violate any law or regulation of any jurisdiction relating to either the Company or any of its respective securities, assets or properties or of any of its Subsidiaries or affiliates.

     4.4 VALIDITY. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms.

     4.5 GOVERNMENT APPROVAL. No registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Investment Agreement or any other document contemplated hereby.

     4.6 CAPITALIZATION. There are (a) one hundred million (100,000,000) shares of Common Stock, $.001 par value, and (b) one hundred fifty thousand
(150,000) shares of Class B Preferred Stock, no par value, and (c) two million (2,000,000) shares of Class C Preferred Stock, $0.001 par value, authorized for issuance under the Company's certificate of incorporation, as amended (delivered along with the Company's bylaws to Pioneer Ventures). Immediately prior to the Closing Date, there will be eleven million two hundred thirteen thousand eight hundred six (11,213,806) shares of Common
Stock issued and outstanding and one hundred fifty thousand (150,000) shares of Class B Preferred Stock issued and outstanding, no Class A Preferred Stock of any series are currently issued and outstanding, and no Class C Preferred Stock of any series shall have been issued. No shares of Common Stock are issuable pursuant to existing agreements and there are no outstanding warrants, options or other securities convertible into the Common Stock of the Company, EXCEPT the Class A and Class B warrants of which each are convertible into one (1) share of common stock at an exercise price of $1.00 per share. No other shares of Common Stock are issued or outstanding or committed for issuance EXCEPT those committed for issuance upon conversion of the Preferred Stock to be issued to Pioneer Ventures hereunder, and employee and consultants' options to purchase an aggregate of three hundred fifty thousand (350,000) shares of common stock.

     4.7 THE FINANCIAL STATEMENTS. The Company has heretofore furnished to Pioneer Ventures copies of (a) the Company's consolidated audited financial statements for its fiscal year ended December 31, 1997, (b) the Company's consolidated unaudited interim financial statement for the three months ended March 31, 1998, and (c) the Company's consolidated unaudited interim financial statement for the six months ended June 30, 1998, (hereinafter collectively referred to as the "FINANCIAL STATEMENTS"). Such financial statements are true, correct and complete in all material respects, and accurately set forth, in all material respects, the financial condition of the Company and its Subsidiaries as of their respective dates, and the results of operations for the fiscal periods involved, and were prepared in conformity with generally accepted accounting principles and practices consistently applied and are annexed hereto as EXHIBIT 4.7-A. The financial statements fairly present in all material respects the financial condition and results of operations of the Company and its Subsidiaries at the dates thereof and for the periods covered thereby. Except as set forth in such financial statements, the Company and/or its Subsidiaries had, as of July 15, 1998, no material obligation or liability, whether absolute, accrued, contingent or otherwise.

     (a) The Company and/or its Subsidiaries have good and marketable title to all of its property and assets subject to no mortgage, pledge, lien or other encumbrance except as disclosed in EXHIBIT 4.7-B annexed hereto and made a part hereof.

     (b) The Company and/or its Subsidiaries had no obligations, liabilities or commitments, contingent or otherwise, of a material nature which were not provided for except as set forth in EXHIBIT 4.7-A and
     EXHIBIT 4.7-B and except those incurred in the normal course of business since December 31, 1997 and July 15, 1998.

     (c) Since December 31, 1997 there has been no materially adverse change in the nature of the business of the Company and/or its Subsidiaries nor in any of their financial condition or property, other than changes in the usual or ordinary course of business, and the Company has incurred no obligations or liabilities nor made any commitments other than in the usual and ordinary course of business or as disclosed in EXHIBIT
     4.7-A and EXHIBIT 4.7-B.

     (d) The Company and/or its Subsidiaries are not a party to any employment contract with any officer, director, or stockholder, or to any lease, agreement or other commitment not in the usual and ordinary course of business, nor to any pension, insurance, profit-sharing or bonus plan, except as disclosed in EXHIBIT 4.7-A and EXHIBIT 4.7-B AND 4.12.

     4.8 PATENTS, TRADEMARKS, ETC. All of the officers, directors, principals and the affiliates of the Company have assigned and transferred all of their Patents, as defined below, to the Company. The Company and/or its Subsidiaries own or possess, without any adverse claims with respect thereto, and without known conflict with the rights of others, except as disclosed in
EXHIBIT 4.8, the rights to the patents, trademarks, service marks, trade names, copyrights and licenses listed in EXHIBIT 4.8 hereto and the same constitute all of the patents, trademarks, service marks, service names, copyrights, and licenses necessary, used or useful in the conduct of the business of the Company (collectively the "PATENTS"). The Company protects all technical, trade secret and confidential information developed by and belonging to the Company and/or its Subsidiaries, which has not been patented, by maintenance of secrecy relating thereto, and the Company and/or its Subsidiaries will continue to seek to protect all such information, technology and intellectual property by maintenance of secrecy related thereto.

     4.9 TAXES. The Company and each of the Subsidiaries has filed all applicable federal, state, county and local tax and franchise returns and reports required to be filed by it and has paid (or, as to taxes not currently due and payable, has made adequate provision in accordance with generally accepted accounting principles for the payment of) all income and other taxes, assessments, franchise fees and other governmental charges required by law (including, without limitation, withholding, social security, payroll and similar taxes) and all interest and penalties, if any, thereon and all federal, state, local and other taxes accruable since the filing of such returns have been properly accrued. No adverse proceedings or other actions are pending or have been taken for the assessment or collection of additional taxes of any kind from the Company and/or its Subsidiaries for any period, and to the Company's knowledge, no investigation by the Internal Revenue Service or any taxing authority affecting the Company and/or its Subsidiaries is now pending. All taxes that the Company and/or its Subsidiaries are required by law to withhold or collect have been withheld or collected and have been paid over to the proper governmental authorities or are properly held by the Company for such payment.

     4.10 APPROVALS. No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by the Company of, or the performance or satisfaction of any agreement of the Company contained in or contemplated by, this Agreement.

     4.11 LITIGATION. The Company and its Subsidiaries are not a defendant, nor are they a plaintiff against whom a counter-claim has been asserted in any actions, suits, claims, arbitrations, administrative or other proceedings or governmental investigations seeking $5,000 or more in damages, or any equitable relief, pending or, to the best of the Company's knowledge, threatened against, relating to or affecting the Company or any of the Subsidiaries, or their respective business, operations or assets, whether or not fully covered by insurance, or which question or seek to prevent consummation of the transactions provided for in this Agreement, whether at law or in equity, or before or by any Federal, state, local, foreign or other governmental department, agency or instrumentality, nor to the best of its knowledge is there any basis therefor. The Company and the Subsidiaries are not bound or adversely affected by or in default with respect to any judgment, order, writ, injunction or decree of any court or of any governmental department, agency or instrumentality.

     4.12 SCHEDULE OF DOCUMENTS. The schedule of contracts including a summary in tabular form of all material terms attached hereto as EXHIBIT 4.12 lists any and all material (material for purposes of this paragraph only shall mean $25,000) contracts or other material commitments or obligations relating to the Company and its Subsidiaries, (a) to which a Principal Shareholder and/or officer or director of the Company or any Subsidiary is a party, (b) all leases of real and/or personal property, (c) union collective bargaining, employment, management and consulting agreements to which the Company or any Subsidiary is a party, (d) compensation plans, bonus plans, deferred compensation arrangements, pension and retirement plans, profit sharing plans, stock purchase and stock option plans, (e) loan agreements and notes, (f) options to purchase property,
(g) stockholder agreements, and (h) all other material contracts or commitments to which the Company is a party. Except as listed on EXHIBIT 4.12,, neither the Company nor any of its Subsidiaries are a party to or bound by any contract or commitment (or group of related contracts or commitments), other than contracts, or agreements in the ordinary course of business; nor is the Company nor any of its Subsidiaries bound by any charter, contractual or other corporate restriction that materially and adversely affect or could affect its business, financial condition or prospects, or which restricts its right or ability to operate its business as conducted or proposed to be conducted. On or prior to the date hereof, the Company has delivered to Pioneer Ventures or a representative thereof, a true and correct copy of each of the documents listed in EXHIBIT 4.12.

     4.13 NO DEFAULTS. The Company and the Subsidiaries are not in violation of, breach of or default under, and no event (including, without limitation, execution of and consummation of the transactions provided for in this Agreement) has occurred which with the passage of time or notice from or action by any party thereto or otherwise could result in a violation of or default under, or give any other person the right to terminate, as the case may be, any indenture, mortgage, security, loan, lease or other material agreement to which the Company or any of the Subsidiaries is a party or by which it is bound or result in the creation, imposition or acceleration of any material lien of any nature in favor of any other person.

     4.14 LACK OF FELONIES. Neither the Company nor its Subsidiaries nor any of their respective principals, directors, or executive officers have been convicted of or pled guilty to any felony under the laws of the United States or any state thereof. No criminal arrests, proceedings or actions are pending, nor have any been threatened in the last thirty-six (36) months against any of such persons.

     4.15 NO JUDGMENTS. There are no judgments, decrees, binding decisions outstanding against the Company or any of its Subsidiaries which were issued in any legal proceeding of any kind by any court, arbitrator, panel, or other governing or determining authority.

     4.16 INSURANCE. The Company and its Subsidiaries are covered by policies of general liability insurance with coverage of at least $_________ with a deductible of $5,000, and workers' compensation insurance and extended coverage on its property. There does not exist, nor has there been, any lapse in the coverage under such insurance policies. Such policies are carried by a reputable and financially stable insurance company and are sufficient to cover risks as are customarily insured against by similar businesses. The Company represents it has adequate insurance to replace a substantial amount of its assets.

     4.17 NO BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with Pioneer Ventures by the Company, without the intervention of any broker, finder, investment banker (except Pioneer Ventures Corp.), or other third party. The Company has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its or his behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

     4.18 LOANS AND LIENS. Attached hereto as EXHIBIT 4.18 is a complete and accurate list of all secured and unsecured loans to which the Company or any of its Subsidiaries is a party as a borrower, debtor, guarantor or as a party obligated thereunder and all other financial obligations or judgments to which they are subject. Such schedule sets forth in tabular form the identity of the borrower, lender, any guarantors, the original principal amount, the principal amount due at a current date within 30 days hereof, the current standing of such obligation, the due date, the interest rate, the amount of interest due with in a recent date, and a summary of any material provisions not requested herein.

     4.19 SOLVENCY. The Company has not admitted in writing an inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws or of the United States or any other jurisdiction.

     4.20 REGISTRATION RIGHTS. Except as provided for herein, and except for the registration statement last filed on December 9, 1997 which the Company is obligated to complete, the Company is not a party to any agreement or commitment that obligates the Company to register under the Securities Act of 1933, as amended (the "1933 ACT"), any of the Company's presently outstanding securities or any of the Company's securities that may hereafter be issued.

     4.21 COMPLIANCE WITH SECURITIES LAWS. The offer, grant, sale, and/or issuance of the Shares shall not be in violation of the 1933 Act, the Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT") any state securities or "blue sky" laws, or the Company's organization documents such as the certificate of incorporation or bylaws, when offered, sold and issued in accordance with this Agreement.

     4.22 TRANSFER RESTRICTIONS. There are no restrictions on the transfer of capital stock of the Company imposed by its certificate of incorporation, bylaws, other organization documents, any agreement to which the Company is a party (other than those agreements expressly contemplated by this Agreement), any order of any court or any governmental agency to which the Company is subject, or any statute other than those imposed by relevant state and federal securities laws.


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     4.23 RELATED PARTY TRANSACTIONS. There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or other "affiliates" (as defined in Rule 405 promulgated under the 1933 Act), EXCEPT as outlined on EXHIBIT 4.23.

     4.24 MISCELLANEOUS. Except as set forth in EXHIBIT 4.12, Exhibit 4.7-A or
Exhibit 4.7-B or the Financial Statements or notes thereto, (a) the Company is not a party to or bound by any distribution, sales agency, franchise or similar agreement or understanding that relates to the sale or distribution of its products and services, (b) the Company does not have a sole-source supplier of significant goods and services (other than utilities) with respect to which practical alternative sources are not available on comparable terms and conditions, (c) there are neither pending, nor threatened, any labor negotiations involving or affecting the Company, and no organizing activities involving union representation exists in respect of any of its employees, (d) the Company is not bound by any warranties relating to its products or services, and (e) there has been no assertion of any breach of product or service warranties that could have a material adverse affect on the business, financial condition or prospects of the Company. Neither the Company nor any of its employees, consultants, officers or directors is prohibited from engaging in any business activity that is currently carried on or contemplated by the Company, by reason of any restrictive covenant or agreement, including but not limited to, a covenant not-to-compete.

     4.25 ADDITIONAL REPRESENTATIONS.  The Company represents and warrants that:

     (a) The Investment to be consummated by Pioneer Ventures in the Company is NOT opposed by its board of directors;

     (b) The Company is NOT engaged as a business in real estate investments, and is not a real estate operating company;

     (c)      The Company is NOT undergoing a bankruptcy liquidation;

     (d) The securities to be issued upon consummation of the Investment are either exercisable for, or convertible into, equity securities at a pre-determined exercise price or conversion ratio;

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     (e)      The Company is NOT offering as an investment or otherwise any uncovered options, or any transaction in which securities are sold short in an uncovered transaction or which would be in violation of Section 16(c) of the Securities Exchange Act of 1934, as amended, PROVIDED, HOWEVER, that nothing in this subsection (e) shall prevent Pioneer Ventures from acquiring options or warrants exercisable for, or other securities convertible into, equity securities or assets at a pre-determined exercise price or conversion ratio;

     (f) The Company and its subsidiaries are NOT domiciled in any country that is, at the time of the closing of the Investment and will ensure that, at the time of the conversion or partial conversion of any of the Debentures, a participant in an international boycott illegal under United States law or opposed by the United States government;

     (g) The Company is NOT an investment company registered or required to be registered under the Investment Company Act of 1940, as amended;

     (h) The Company conducts NO operations in Northern Ireland and will ensure that at the time of the conversion or partial conversion of any of the Debentures that it conducts NO operations in Northern Ireland unless the Company complies with the McBride principles and Pioneer Ventures agrees that the Company is in compliance with the McBride principles.
     For purposes of this Certificate, a corporation will be considered to be "conducting operations in Northern Ireland" if it has facilities and employees in Northern Ireland, either directly or through one or more subsidiaries; and

     (i) The Company is NOT and shall NOT be engaged in any form of business in Iran which could be considered contrary to the foreign policy or national interests of the United States.

     4.26 USE OF PROCEEDS. The Company represents it shall use and apply the proceeds from the stock purchase through the First and Second Closings only for such purposes as set forth in Section 1.12 hereof.

     4.27 MEDICAL REGULATIONS. The Company and the Subsidiaries and their operations do not violate any state or federal laws or regulations with respect to the corporate practice of medicine, fee-splitting, anti-kickback laws, physician referral laws, solicitation, payment, or receiving direct or indirect remuneration in violation of Medicare, Medicaid, Stark II, the Social Security Act, or any other laws or regulations to which the Company or its Subsidiaries are subject. No notices of deficiency or notices of any kind which may inhibit the operations of the Company or its Subsidiaries has been received from the U.S. Food & Drug Administration, or any other governmental agency or authority.

     4.28 COMPLETE DISCLOSURE. No representation, warranty or statement, written or oral, made by the Company in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished to the Pioneer Ventures, including any and all documents filed with the U.S. Securities and Exchange Commission ("COMMISSION") within the past 12 months, pursuant hereto or otherwise, in connection with the transactions contemplated hereby, has contained, contains or will contain at the closing date any untrue statement of a material fact or has omitted, omits or will omit at the closing date a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Without limiting the generality of the foregoing, the Company is current in all filings required under the Exchange Act.

          ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PIONEER VENTURES

         Pioneer Ventures represents and warrants as follows:

     5.1 ORGANIZATION. Pioneer Ventures is a limited partnership duly organized and validly existing under the laws of the State of Connecticut.

     5.2 NO BREACH. The execution and delivery of this Agreement by Pioneer Ventures and the consummation of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, or award against, or binding upon, Pioneer Ventures or upon its properties or assets.

     5.3 AUTHORITY FOR AND BINDING NATURE OF AGREEMENT. This Agreement and the documents delivered pursuant hereto have been duly executed and delivered by Pioneer Ventures are valid and binding upon it in accordance with its terms.

     5.4 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with the Company by Pioneer Ventures without the intervention of any broker, finder, investment banker (except Pioneer Ventures Corp.), or other third party. Pioneer Ventures has not engaged, consented to, or authorized any broker, finder, investment banker (except Pioneer Ventures Corp.), or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

     5.5 INVESTMENT. With respect to the shares to be issued to Pioneer Ventures pursuant to Article 1, including the shares obtainable upon conversion of the Preferred Stock, Pioneer Ventures hereby represents and warrants that it is acquiring the shares for its own account for investment purposes only and not with a view to any distribution or public offering thereof. Pioneer Ventures represents that it is experienced in evaluating and making investments of the type contemplated by this Investment Agreement and is financially able to bear the risks of such investment. Pioneer Ventures understands that a restrictive legend relating to the above will be placed on the stock certificates delivered to them by the Company on the Closing Date.

                        ARTICLE VI. AFFIRMATIVE COVENANTS

         The Company hereby warranties and covenants that:

     6.1 FINANCIAL. Between the date of the December 31, 1997 financial statements, referred to in Section 4.7 hereof and the Closing Date, except as contemplated or disclosed in this Agreement, the Company shall not have (i) paid or declared any dividends on, or made any distributions in respect of, or issued, purchased or redeemed, any of the outstanding shares of its capital stock, or (ii) made or authorized any changes in its Certificate of Incorporation or in any amendment thereto or in its bylaws, or (iii) made any commitments or disbursements or incurred any obligations or liabilities of a substantial nature and which are not in the usual and ordinary course of business, or (iv) mortgaged or pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible, or (v) sold, leased, or transferred or contracted to sell, lease or transfer any assets, tangible or intangible or entered into any other transactions, except in the usual and ordinary course of business, or (vi) made any loan or advance to any stockholder, officer or director of the Company or to any other person, firm, or corporation, or (vii) made any material change in any existing employment agreement or increased the compensation payable or made any arrangement for the payment of any bonus to any officer, director, employee or agent.

     6.2 ACCESS. For so long as either Pioneer Ventures and/or its assigns or partners own five (5%) percent or more of the Company's Common Stock directly or through the possible conversion of its Preferred Stock all on a fully diluted basis, the Company shall afford, at its sole cost and expense, to the officers, attorneys, accountants and other authorized representatives of Pioneer Ventures and/or its assigns free and full access, during regular business hours and upon reasonable notice, to the books, records, personnel, accountants, attorneys, and properties of the Company so that Pioneer Ventures may have full opportunity to make such review, examination and investigation as it may desire of its respective business and affairs. The Company will cause its employees, accountants, and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to Pioneer Ventures of all material facts affecting its financial condition and business operation. Nothing herein shall limit the rights of Pioneer Ventures and/or its assigns which are available under or granted by applicable statutes with respect to access, review, examination and investigations.

     6.3 BOOKS OF RECORD AND ACCOUNT. The Company shall maintain at all times proper books of record and account in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and for so long as either Pioneer Ventures and/or its assigns or limited partners own five (5%) percent or more of the Company's Common Stock directly or through the possible conversion of its Preferred Stock all on a fully diluted basis, it will permit any of Pioneer Ventures' officers or any of their authorized representatives or accountants to visit, upon reasonable notice, and inspect offices and properties, examine its books of account and other records, and discuss its affairs, finances and accounts with its appropriate officers, accountants and auditors, all at such reasonable times and reasonable frequency as Pioneer Ventures may request. In addition, Pioneer Ventures shall be provided with copies of quarterly and annual financial statements consisting of balance sheets, statements of operations, statements of cash flows, statements of changes in stockholders equity and notes thereto all prepared in accordance with GAAP. The annual financial statements shall be audited in accordance with GAAP by an accounting firm acceptable to Pioneer Ventures.

     6.4 MEMBERSHIP ON BOARD. The Company's bylaws shall provide for a five (5) person Board of Directors. Promptly upon the Closing Date and for so long as Pioneer Ventures and/or its assigns or its limited partners collectively own five (5%) percent or more of the Company's Common Stock directly or through the possible conversion of Preferred Stock all on a fully diluted basis, the Company's principal stockholders shall cause two (2) designees from Pioneer Ventures to be nominated and elected to serve as directors of the Company. Present Company management shall be entitled to designate two (2) directors to serve on the Board; Mr. Coady and Dr. P. Lerman shall be deemed acceptable by all parties hereto as the current remaining board members. And the "CEO-to-be-hired" shall be entitled to the fifth board seat; these designations are subject to Pioneer Ventures' rights set forth in Section 1.10(b) hereof. Except as provided for herein, additional membership on the Board shall require majority approval of the remaining members of the Board of Directors or election at a meeting of shareholders. At the organizational or first meeting of the reconstituted Board of Directors, a Compensation Committee of the Board shall be established. The Compensation Committee shall consist of three directors; a designee of the Pioneer Ventures, a designee of the Principal Stockholders, and one other person selected by the Board. The Compensation Committee shall be maintained to consider and recommend to the Board of Directors matters concerning the compensation of executives and employee awards of stock options and other incentive compensation.

     6.5 STOCK OPTION PLAN. The Company may retain its current stock option, bonus or stock incentive plan or cancel such plan(s) and adopt a new stock incentive plan in order to have the ability to incentivize its key employees, future employees and others. The aggregate stock option or stock bonus pool shall consist of that number of shares of the Common Stock of the Company which, without the prior written consent of Pioneer Ventures, shall not exceed ten (10%) percent of the fully diluted number of shares of the Common Stock of the Company immediately following the investment herein. No shareholder beneficially owning 250,000 shares or more of the Company's stock shall be eligible to participate in such plan.

     6.6 RULE 144 COMPLIANCE. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the shares to the public without registration, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the 1933 Act shall have become effective, or at all times after the Company has a class of Securities registered under the Exchange Act, the Company agrees to use its best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act; (ii) use its best efforts to file with the Commission (as hereinafter defined) in a timely manner all reports and other documents required of the Company under the 1933 Act and the Exchange Act of 1934; (iii) furnish to each holder of Registrable Securities forthwith upon request, a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144 and of the 1933 Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration; and (iv) use the Company's best efforts to satisfy the requirements of all such rules and regulations (including the requirements for current public information, registration under the Exchange Act and timely reporting to the Commission) at the earliest possible date after its first registered public offering.

     6.7 UNDERTAKING TO FILE 34 ACT FILINGS. The Company undertakes to continue filing its annual reports on Form 10-KSB and its quarterly reports on Form 10-QSB, or on such other appropriate forms, with the SEC for so long as Pioneer Ventures holds a five (5%) percent or greater equity interest in the Company.

     6.8 NO BREACH. The Company will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the Closing as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify Pioneer Ventures of any event or fact which represents, or is likely to cause such a breach or default.

             ARTICLE VII. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                            PIONEER VENTURES TO CLOSE

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PIONEER VENTURES TO CLOSE. In addition to the conditions precedent in Section.1.13, the obligation of Pioneer Ventures to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by Pioneer Ventures (except when the fulfillment of such condition is a requirement of law), as well as the satisfactory completion (in the sole opinion of Pioneer Ventures) of (i) an audit or review of the books, records and accounts of the Company, and (ii) legal and other due diligence.

     7.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company contained in this Agreement and in any written statement, exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

     7.2 COVENANTS. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them prior to or at the Closing.

         7.3 NO ACTIONS. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, or shall have been threatened and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially affect the right of Pioneer Ventures to own the Company's Stock or to operate or control the assets, properties and business of the Company after the Closing Date, or which might have a materially adverse effect thereon.

         7.4 CONSENTS, LICENSES AND PERMITS. The Company shall have obtained all consents, licenses and permits of third parties necessary for the performance of its obligations under this Agreement, and such other consents, if any, to prevent (i) agreements of the Company from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition or assets of the Company, or (ii) any material indebtedness of the Company from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provision of this Agreement to the contrary notwithstanding.

         7.5 CERTIFICATE. Pioneer Ventures shall have received a certificate in the form satisfactory to its counsel, dated the Closing Date, signed by an authorized representative of the Company, confirming the substance and effect of the representations and warranties set forth in Article IV hereto, and as to the satisfaction of the conditions contained in sections 7.1 and 7.2.

         7.6 LEGAL OPINION. Pioneer Ventures shall have received the written opinion of the Company's Counsel, dated the Closing Date, in form and substance satisfactory to Pioneer Ventures and its counsel, confirming the substance and effect of certain of the representations and warranties set forth in Article II hereto, that this Agreement is the valid and binding obligation of the Company, enforceable in accordance with its terms, and as to such other matters as Pioneer Ventures may request.

         7.7 NO MATERIAL ADVERSE CHANGE. There shall have been no materially adverse change at the Closing Date in the business, assets, and properties, financial status or prospects of the Company from December 31, 1997, except as disclosed in EXHIBIT 4.7-A hereof.

         7.8 AGREEMENTS WITH PRINCIPALS. The Company shall have received and presented to Pioneer Ventures agreements from all officers, directors and the Principal Shareholders of the Company containing the substantive provisions of this Agreement with respect to co-sale rights, voting agreement as to Board membership, restricted stock and restricted transfer provisions as well as customary and satisfactory non-competition agreements between the Company and its officers and key employees. Reference is hereby made to that certain Voting and Shareholders Agreement between Pioneer Ventures and the Principal Shareholders, and such agreement is of even date. That agreement provides that any amendment, renewal or extension to said agreements shall require the written consent of Pioneer Ventures. Further, any shares which are acquired as a result of such agreements or are subject to a proxy or voting agreement shall otherwise be subject to the substantive provisions of this Agreement with respect to anti-dilution rights, voting agreement as to Board membership, restricted stock and co-sale provisions.

         7.9 KEY PERSON INSURANCE. The Company shall have applied for Key-Person term life insurance, from a licensed and reputable insurance company in the minimum face amount of $____________ each, insuring the lives of __________________________. The Company shall be the designated beneficiary and Pioneer Ventures shall be the designated loss payee. Renewal of the policies after the first year term shall be at the discretion of the Company's Board of Directors.

         7.10 SETTLE WITH SKADDEN, ARPS.On or before the Second Closing the Company shall have settled in full with the law firm of Skadden, Arps, Slate, Meagher & Flom, L.L.P. for all payments owed for past legal services rendered and expenses incurred. The settlement amount shall not exceed an amount which shall be subject to the approval of Pioneer Ventures, and further, no amounts from any of the Closings contemplated herein shall be permitted to be used without the prior written approval of Pioneer Ventures. Final pay-off may occur at Closing provided a signed settlement agreement or pay-off letter from such firm has been delivered, and the Company delivers a check for such amount to Pioneer Ventures for delivery to such firm.

         7.11 SETTLE WITH OPTON HANDLER FEILER.On or before the First Closing the Company shall have settled in full with the law firm of Opton, Handler, Feiler & Landau, or Opton, Handler, Gottlieb, Feiler & Katz, L.L.P., and/or any affiliate law firm thereof for all payments owed for past legal services plus actual out-of-pocket disbursements made on behalf of the Company rendered and expenses incurred. The Settlement amount shall not exceed $1,609. Further, such law firm shall agree that no more than $29,500 plus actual out-of-pocket disbursements not to exceed $2,000 shall be owed as a result of legal services related to the closing contemplated herein. Final pay-off may occur at Closing provided a signed settlement agreement or pay-off letter from such firm has been delivered, and the Company delivers a check for such amount to Pioneer Ventures for delivery to such firm.

         7.12 SETTLE WITH SCARANO & LIPTON, P.C. AND SCARANO & TOMERO, P.C. The Company shall have settled in full with the accounting and auditing firms of Scarano & Lipton, P.C. and Scarano & Tomaro, P.C. for all payments owed for past accounting or auditing services rendered and expenses incurred. The settlement amount shall not exceed $__________. Final pay-off may occur at Closing provided a signed settlement agreement or pay-off letter from such firm has been delivered, and the Company delivers a check for such amount to Pioneer Ventures for delivery to such firm. Further, in the event such accounting firm is replaced within the next thirty-six (36) months, such firm or its successor shall agree that it shall issue in original signature form such number of restatements of its then issued audits and such number of original signature consents to be included in any filings made with the Commission at a fixed total price of $100 for a total of five (5) versions of the financial statements and five (5) consents to each SEC filing; thus such accountants shall issue 5 signed original copies of the financial statements and 5 signed original consents for each Commission filing and receive a total of $100 for each incidence of filing with the Commission.

         7.13 PATENTS. All of the officers, directors, principals and the affiliates of the Company shall have assigned and transferred all of their Patents to the Company.

         7.14 APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters shall have been approved as to form and substance by Pioneer Ventures' counsel, which approval shall not be unreasonably withheld or delayed.

         7.15 REDUCTION OF SALARIES AND MODIFICATION OF EMPLOYMENT AGREEMENTS.The Company shall modify all compensation arrangements and employment agreements to (a) reduce total salary and wage compensation by a minimum of twenty (20%) percent in the aggregate. The calculation of the 20% salary and wage reduction shall be exclusive of reductions of tax obligations of the Company (E.G. FICA, Social Security, ETC.), fringe benefits or perks afforded to employees (E.G. health insurance contribution obligations of the Company, automobile allowances, bonuses, expense allowances, ETC.), or other Company expenditures pertaining to employees.; (b) limit or eliminate certain benefits, (c) include a confidentiality clause, and if appropriate a non-competition clause, and (d) assign all patents from the employee to the Company.

         7.16 ACCOUNTING EXPENSES. Accounting expenses shall be reduced from the annualized amount of $90,000 paid to its independent auditor to an annualized rate of $25,000. Further, the Company is authorized to hire financial controller and a bookkeeper at annual salaries of $75,000 and $55,000 respectively. All other material accounting or bookkeeping expense shall be eliminated.

         7.17 CONSENTS, LICENSES AND PERMITS. The Company, shall have obtained all consents, licenses and permits of third parties necessary for the performance of its obligations under this Agreement, and such other consents, if any, to prevent (i) agreements of the Company from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition or assets of the Company or (ii) any material indebtedness of the Company from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provision of this Agreement to the contrary notwithstanding.

         7.18 ADDITIONAL DOCUMENTS. The Company shall have delivered all such other certificates and documents as Pioneer Ventures or their counsel may have reasonably requested.

  ARTICLE VIII. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY TO CLOSE

         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY TO CLOSE. The obligation of the Company to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by the Company (except when the fulfillment of such condition is a requirement of law).

         8.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Pioneer Ventures contained in this Agreement and in any written statement, exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

         8.2 COVENANTS. Pioneer Ventures shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.3 NO ACTIONS. No action, suit, proceeding, or investigation shall have been instituted, and be continuing before a court or before a governmental body or agency, or have been threatened and be unresolved, to restrain or prevent, or obtain damages in respect of, the carrying out of the transactions contemplated hereby.

         8.4 ADDITIONAL DOCUMENTS. Pioneer Ventures shall have delivered all such other certificates and documents as the Company or its counsel may have reasonably requested.

         8.5 APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall have been approved as to form and substance by Company's counsel, Opton, Handler, Feiler & Landau which approval shall not be unreasonably withheld or delayed.

                               ARTICLE IX. CLOSING

         9.1 LOCATION. The Closing provided for herein (the "CLOSING") shall occur the offices of Pioneer Ventures or at such place and upon such date as the Company and Pioneer Ventures mutually agree.

         9.2 ITEMS TO BE DELIVERED BY THE COMPANY. At the Closing, the Company will deliver or cause to be delivered to Pioneer Ventures:

         (a) validly issued original certificates representing the Preferred Stock in accordance with Article I hereof.

         (b) the certificates required by section 7.5 hereof;

         (c) the opinion of the Company's counsel, as required by section 7.6 hereof;

         (d) the  agreements required by Article VII hereof;

         (e) the insurance binder and paid receipt required by section 7.9 hereof;

         (f) a draft or drafts for $70,000 payable to Ventures Management Partners LLC as required by sections 11.1, 11.2, and 11.4 hereof;

         (g) a draft for $15,250 payable to Kenneth B. Lerman, Esquire as required by section 11.3 hereof; and

         (h) such other certified resolutions, exhibits, instruments, documents and certificates as are required to be delivered by the Company pursuant to the provisions of this Agreement and pursuant to the checklists presented by Pioneer Ventures or its counsel.

         9.3 ITEMS TO BE DELIVERED BY PIONEER VENTURES. At the Closing, Pioneer Ventures will deliver or cause to be delivered to the Company:

         (a) a check or checks or evidence of wire transfer in the aggregate amount of one million ($1,000,000) dollars, as specified in Article I hereof; and

         (b) such other certified resolutions, documents and certificates as are required to be delivered by Pioneer Ventures pursuant to the provisions of this Agreement.

          ARTICLE X. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; FEES

         10.1 SURVIVAL. The parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of three (3) years.

         10.2 INDEMNIFICATION. the Company agrees to save, defend and indemnify Pioneer Ventures and its limited and general partners and their respective officers, directors, managing members and the agents, as well as the attorneys, accountants, or other representatives of such parties (jointly or severally "INDEMNIFIED PARTIES") against, and hold them harmless from any and all liabilities, of every kind, nature and description, fixed or contingent (including, without limitation, reasonable counsel fees, expert witness fees, and expenses in connection with any action, claim or proceeding relating to such liabilities) arising out of a material breach (a "material breach" shall be any breach with a potential liability in excess of $5,000 as estimated by Pioneer Ventures) of any of the representations and warranties contained herein and/or any transaction or event commencing or occurring on or prior to the Closing Date, which is not fully disclosed or provided for in EXHIBIT 4.7-A, EXHIBIT 4.7-B, and the accounts payable listing dated July 15, 1998 attached thereto, this Agreement or the several exhibits hereto, including, without limitation, any tax liabilities to the extent not so reflected or reserved against in the Balance Sheet.

         10.3 DEFENSE OF CLAIMS. Pioneer Ventures agrees to notify the Company with reasonable promptness of any claim asserted against them in respect of which the Company may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. The Company shall have the right to defend any such claim(s) at its own expense and with counsel of its choice; provided that Pioneer Ventures may participate in such defense, if it so chooses, with its own counsel and at its expense. The Company agrees that if any of the representations and warranties made by it in this Agreement shall be finally determined not to have been true, correct or complete when made, then the Company shall pay to Pioneer Ventures at the time of such final determination an amount sufficient to indemnify Pioneer Ventures and the other indemnified parties hereto to the full extent of its losses and expenses sustained by reason thereof, including attorneys, accountants, expert witnesses, and other professional fees and expenses.

         10.4 RIGHTS WITHOUT PREJUDICE. The rights of Pioneer Ventures under this Article are without prejudice to any other rights or remedies that it may have by reason of this Agreement or as otherwise provided by law.

                                ARTICLE XI. FEES

         11.1 INVESTMENT BANKING FEES. The Company shall pay an investment banking fee of $75,000 to the General Partner of the Limited Partnership (Ventures Management Partners LLC) concurrently with its execution and delivery of the this Agreement. The General Partner of Pioneer Ventures hereby acknowledges receipt from the Company of a check in the amount of $10,000 in payment of the fees and expenses set forth in this Section 11.1.

         11.2 EXPENSES. The Company shall promptly pay and reimburse the General Partner of Pioneer Ventures a non-accountable expense allowance of $5,000 for its out-of-pocket expenses incurred in connection with visits to the Company's facilities and other costs and expenses in connection with its due diligence investigation of the Company.

         11.3 LEGAL FEES. The Company shall pay at the First Closing the attorneys fees and out-of-pocket expenses of counsel for Pioneer Ventures in connection with the transactions contemplated hereby; such attorneys fees and out-of-pocket expenses shall equal $25,000. It is acknowledged that $10,000 has been paid prior to Closing. In addition, the Company shall pay its own counsel's fees and all of the expenses of the closing, including all search fees, filing fees, governmental certification fees, third party investigation or other due diligence fees for reports, filings or certifications requested by Pioneer Ventures to effect the closing.

         11.4 ACCOUNTING FEES. The Company shall pay at the First Closing the accounting fees and out-of-pocket expenses of such accountants for Pioneer Ventures in connection with the transactions contemplated hereby. Such fees shall not exceed $3,000.

         11.5 BREAK-UP FEE. At any time prior to the funding of the investment, the Company may terminate this Agreement by written notice without any obligation or liability other than to forfeit the pre-payment of $10,000 paid as a commitment fee to the General Partner of the Limited Partnership as then recharacterized as the non-refundable Break-up fee and the legal fee paid.

                       ARTICLE XII. TERMINATION AND WAIVER

         12.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing Date:

         (a)  by mutual consent of Pioneer Ventures  and the Company;

         (b) by Pioneer Ventures if any of the conditions set forth in Article VII and Sections 1.12 and 1.13 hereof, in its sole opinion, shall not have been fulfilled on or prior to closing, or shall become incapable of fulfillment, and shall not have been waived;

         (c) by the Company if any of the conditions set forth in Article VIII hereof shall not have been fulfilled on or prior to Closing, or shall have become incapable of fulfillment, and shall not have been waived;

         (d) by any party if any material legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement

In the event that this Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto, except the provisions of
Section 11.5 hereof.

         12.2 WAIVER. Any condition to the performance of the Company or of Pioneer Ventures which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

                     ARTICLE XIII. MISCELLANEOUS PROVISIONS

         13.1 EXPENSES. Except as set forth in Article XI, each of the parties hereto shall bear its own expenses in connection herewith.

         13.2 MODIFICATION, TERMINATION OR WAIVER. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

         13.3 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, five (5) days after the date of mailing, as follows:

 If to Pioneer Ventures, to:                    Copies to:

PIONEER VENTURES ASSOCIATES                      Kenneth B. Lerman, Esquire
  LIMITED PARTNERSHIP                            KENNETH B. LERMAN, P.C.
651 Day Hill Road                                651 Day Hill Road
P.O. Box 40                                      Windsor, Connecticut 06095-0040
Windsor, Connecticut 06095

Attention:     Robert A. Lerman
               Managing Director

If to the Company, to:                           Copies to:

Office of the Chairman, Dr. Turan Itil           Peter Landau, Esquire
NEUROCORP, LTD.                                  OPTON, HANDLER, FEILER & LANDAU
150 White Plains Road                            52 Vanderbilt Avenue
Tarrytown, New York 10591                        New York, New York 10017

The parties may change the persons and addresses to which the notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein for giving notice.

         13.4 BINDING EFFECT AND ASSIGNMENT.
This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. No assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of the other party.

         13.5 ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the parties with respect to the subject matter hereof.

         13.6 EXHIBITS. All Exhibits annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any such Exhibits, documents or instruments shall be deemed to refer to and include all such Exhibits, documents and instruments. Any execution of this Agreement is subject to the receipt of current and complete exhibits.

         13.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of Connecticut.

         13.8 CONSENT TO JURISDICTION. The parties here to consent to jurisdiction of the Courts of the State of Connecticut and to the U.S. District Court in the District of Connecticut.

         13.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

         13.10 SECTION HEADINGS. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         13.11 GENDER. Whenever the content of this Agreement permits, the masculine, neuter or third person genders shall include the feminine, third person and neuter genders, and reference to singular or plural shall be interchangeable with the other.

         WITNESS the execution of this Agreement as of the date first above written.

PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP
BY: VENTURES MANAGEMENT PARTNERS LLC
         its General Partner
BY:      Pioneer Ventures Corp.
         Its Managing Member



BY:
   ------------------------------
   Robert A. Lerman, President



                             NEUROCORP, LTD.



                             BY:
                                -------------------------------
                                Turan M. Itil, Chairman

                             ATTEST:
                                                                (Corporate Seal)


                             BY:
                                -------------------------------

                                Vernon Wells, Chief Executive Officer

                                                     TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----

ARTICLE I.     Sale and Transfer of Stock.........................................................................1
   1.1   Series C Senior Convertible Preferred Stock..............................................................1
   1.2   Purchase Price and Payment and Timing....................................................................2
   1.3   Convertible into Common..................................................................................3
   1.4   Cumulative Dividend......................................................................................3
   1.5   Liquidation..............................................................................................4
   1.6   Reservation of Shares; Shares to be Fully Paid...........................................................4
   1.7   Anti-Dilution Rights.....................................................................................4
   1.8   Percentage of Fully Diluted Shares.......................................................................5
   1.9   Voting Rights and Prohibitive Covenants..................................................................6
   1.10     Voting Agreements Concerning Directors................................................................6
   1.11     Transfer Agent........................................................................................8
   1.12     Use of Proceeds.......................................................................................8
   1.13     Conditions Precedent to Closing.......................................................................9
ARTICLE II.     Registration Rights..............................................................................12
   2.1   Demand Registration.....................................................................................12
   2.2   Piggyback Registration..................................................................................13
   2.3   Registration Covenants..................................................................................14
   2.4   Blue Sky Registration...................................................................................15
   2.5   Deregistration..........................................................................................15
   2.6   Right to Delay..........................................................................................16
   2.7   Selection of Underwriters...............................................................................16
   2.8   Principal Shareholders..................................................................................16
   2.9   Transferability of Registration Rights..................................................................16
   2.10     Indemnification by Company re Registration Rights....................................................17
   2.11     Indemnification by Holder............................................................................17
   2.12     Notice of Indemnity and Defense......................................................................18
ARTICLE III.    Co-Sale Provisions...............................................................................19
   3.1   Third-Party Offer and Notice............................................................................19
   3.2   Co-Sale Right of Participation..........................................................................19
   3.3   Notice of Intent to Participate in Co-Sale..............................................................19
ARTICLE IV.     Representations and Warranties of the Company....................................................20
   4.1   Organization, Qualification and Corporate Power.........................................................20
   4.2   Subsidiaries............................................................................................20
   4.3   Authorization of Agreement..............................................................................21
   4.4   Validity.    ...........................................................................................22
   4.5   Government Approval.....................................................................................22
   4.6   Capitalization..........................................................................................22
   4.7   The Financial Statements................................................................................23
   4.8   Patents, Trademarks, Etc................................................................................24
   4.9   Taxes.       ...........................................................................................24
   4.10     Approvals............................................................................................25


Page ii


   4.11     Litigation...........................................................................................25
   4.12     Schedule of Documents................................................................................26
   4.13     No Defaults..........................................................................................26
   4.14     Lack of Felonies.....................................................................................27
   4.15     No Judgments.........................................................................................27
   4.16     Insurance............................................................................................27
   4.17     No Brokers...........................................................................................27
   4.18     Loans and Liens......................................................................................27
   4.19     Solvency.............................................................................................28
   4.20     Registration Rights..................................................................................28
   4.21     Compliance with Securities Laws......................................................................28
   4.22     Transfer Restrictions................................................................................28
   4.23     Related Party Transactions...........................................................................29
   4.24     Miscellaneous........................................................................................29
   4.25     Additional Representations...........................................................................29
   4.26     Use of Proceeds......................................................................................30
   4.27     Medical Regulations..................................................................................30
   4.28     Complete Disclosure..................................................................................31
ARTICLE V.     Representations and Warranties of Pioneer Ventures................................................31
   5.1   Organization............................................................................................31
   5.2   No Breach...............................................................................................31
   5.3   Authority for and Binding Nature of Agreement...........................................................32
   5.4   Brokers.................................................................................................32
   5.5   Investment..............................................................................................32
ARTICLE VI.     Affirmative Covenants............................................................................32
   6.1   Financial.   ...........................................................................................32
   6.2   Access..................................................................................................33
   6.3   Books of Record and Account.............................................................................33
   6.4   Membership on Board.....................................................................................34
   6.5   Stock Option Plan.......................................................................................35
   6.6   Rule 144 Compliance.....................................................................................35
   6.7   Undertaking to File 34 Act Filings......................................................................35
   6.8   No Breach...............................................................................................36
ARTICLE VII.     Conditions Precedent to the Obligations of......................................................36
Pioneer Ventures to Close........................................................................................36
   7.1   Representations and Warranties..........................................................................36
   7.2   Covenants...............................................................................................37
   7.3   No Actions..............................................................................................37
   7.4   Consents, Licenses and Permits..........................................................................37
   7.5   Certificate. ...........................................................................................37
   7.6   Legal Opinion...........................................................................................37
   7.7   No Material Adverse Change..............................................................................38
   7.8   Agreements with Principals..............................................................................38
   7.9   Key Person Insurance....................................................................................38


Page iii


   7.10     Settle with Skadden, Arps............................................................................38
   7.11     Settle with Opton Handler Feiler.....................................................................39
   7.12     Settle with Scarano & Lipton, P.C. and Scarano & Tomero, P.C.........................................39
   7.13     Patents   ...........................................................................................40
   7.14     Approval of Counsel..................................................................................40
   7.15     Reduction of Salaries and Modification of Employment Agreements......................................40
   7.16     Accounting Expenses..................................................................................40
   7.17     Consents, Licenses and Permits.......................................................................40
   7.18     Additional Documents.................................................................................41
ARTICLE VIII.     Conditions Precedent to the Obligations of the Company to Close................................41
   8.1   Representations and Warranties..........................................................................41
   8.2   Covenants    ...........................................................................................41
   8.3   No Actions..............................................................................................41
   8.4   Additional Documents....................................................................................42
   8.5   Approval of Counsel.....................................................................................42
ARTICLE IX.     Closing..........................................................................................42
   9.1   Location.    ...........................................................................................42
   9.2   Items to be Delivered by the Company....................................................................42
ARTICLE X.     Survival of Representations; Indemnification; Fees................................................43
   10.1     Survival.............................................................................................43
   10.2     Indemnification......................................................................................44
   10.3     Defense of Claims....................................................................................44
   10.4     Rights without Prejudice.............................................................................45
ARTICLE XI.  Fees................................................................................................45
   11.1     Investment Banking Fees..............................................................................45
   11.2     Expenses.............................................................................................45
   11.3     Legal Fees...........................................................................................45
   11.4     Accounting Fees......................................................................................45
   11.5     Break-Up Fee.........................................................................................46
ARTICLE XII.     Termination and Waiver..........................................................................46
   12.1     Termination..........................................................................................46
   12.2     Waiver.   ...........................................................................................47
ARTICLE XIII.     Miscellaneous Provisions.......................................................................47
   13.1     Expenses.............................................................................................47
   13.2     Modification, Termination or Waiver..................................................................47
   13.3     Notices.  ...........................................................................................47
Opton, Handler, Feiler & Landau..................................................................................48
   13.4     Binding Effect and Assignment........................................................................48
   13.5     Entire Agreement.....................................................................................48
   13.6     Exhibits.............................................................................................48
   13.7     Governing Law........................................................................................49
   13.8     Consent to Jurisdiction..............................................................................49
   13.9     Counterparts.........................................................................................49
   13.10    Section Headings.....................................................................................49


Page iv


   13.11    Gender    ...........................................................................................49

                                LIST OF EXHIBITS


   EXHIBIT                     TITLE                                                                SECTION
   -------                     -----                                                                -------

Exhibit 1.1         Series C Senior Convertible Preferred Stock........................................1.1
Exhibit 4.7-A       The Financial Statements...........................................................4.7
Exhibit 4.7-B       The Financial Statements...........................................................4.7
Exhibit 4.8         Patents, Trademarks, Etc...........................................................4.8
Exhibit 4.12        Schedule of Documents   ..........................................................4.12
Exhibit 4.18        Loans and Liens...................................................................4.18
Exhibit 4.23        Related Party Transactions........................................................4.23

                 PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP




                              INVESTMENT AGREEMENT

                                 by and between
                 PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP

                                       and

                                 NEUROCORP, LTD.






                                  July 30, 1998